                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               Netpliance, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                               NETPLIANCE, INC.
                       7501B N. Capital of Texas Highway
                              Austin, Texas 78731

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 18, 2001

         As a stockholder of Netpliance, Inc. (the "Company"), you are hereby given notice of and invited to attend in person or by proxy the 2001 Annual Meeting of Stockholders of the Company to be held at the offices of the Company at 7510B N. Capital of Texas Highway, Austin, Texas 78731, on Friday, May 18, 2001, at 8:00 a.m. local time, for the following purposes:

         1. To elect directors, to serve until the 2002 Annual Meeting of Stockholders or when the successors are elected and qualified; and

         2. To transact such other business as may properly come before the meeting and any adjournment thereof.

         The Board of Directors has fixed the close of business on April 9, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at such meeting and any adjournment thereof.

         You are cordially invited to attend the meeting. However, whether or not you expect to attend the meeting, to assure your shares are represented at the meeting, please date, execute and mail promptly the enclosed proxy in the enclosed envelope for which no additional postage is required if mailed in the United States.

                                            By Order of the Board of Directors,

                                            /s/  John F. McHale

                                            John F. McHale
                                            Chairman of the Board and Chief
                                            Executive Officer
Austin, Texas
April 24, 2001


                            YOUR VOTE IS IMPORTANT.
                    PLEASE EXECUTE AND RETURN PROMPTLY THE
                 ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

                               NETPLIANCE, INC.
                       7501B N. Capital of Texas Highway
                              Austin, Texas 78731

                          ---------------------------

                                PROXY STATEMENT

                          ---------------------------

                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 18, 2001

                          ---------------------------

         This Proxy Statement is furnished to stockholders of Netpliance, Inc. ("Netpliance", "we", or the "Company") for use at the 2001 Annual Meeting of Stockholders to be held at the date, time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, or at any adjournment thereof. The enclosed proxy is solicited on behalf of the Board of Directors of the Company. A stockholder executing the accompanying proxy has the right to revoke it at any time prior to the voting thereof by notifying the secretary of the Company in writing, executing a subsequent proxy, or attending the meeting and voting in person. Unless a contrary choice is so indicated, all duly executed proxies received by the Company will be voted in accordance with the instructions set forth on the proxy card. The record date for stockholders entitled to vote at the Annual Meeting is the close of business on April 9, 2001. The approximate date on which this Proxy Statement and the enclosed proxy are first being sent or given to stockholders is April 24, 2001.

                               VOTING PROCEDURES

         The accompanying proxy card is designed to permit each stockholder of record at the close of business on the record date, April 9, 2001 (the "Record Date"), to vote in the election of directors. The proxy card provides space for a stockholder (i) to vote in favor of or to withhold voting authority for the nominees for the Board of Directors, (ii) to vote for or against any other proposal to be considered at the Annual Meeting or (iii) to abstain from voting on any proposal other than election of directors if the stockholder chooses to do so. The election of directors will be decided by a plurality of the votes cast. Any other matters will be determined by a majority of the votes cast.

         The holders of a majority of the shares of stock entitled to vote at the Annual Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned by the stockholders present in person or by proxy from time to time until a quorum is obtained. Shares as to which authority to vote has been withheld with respect to the election of any nominee for director will not be counted as a vote for such nominee. Abstentions and broker nonvotes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders to determine the total number of votes cast. Abstentions are not counted as votes for or against any such proposals. Broker nonvotes are not counted as votes cast for purposes of determining whether a proposal has been approved.

         Stockholders are urged to sign the enclosed proxy and return it promptly. When a signed card is returned with choices specified with respect to voting matters, the shares represented are voted by the proxies designated on the proxy card in accordance with the stockholder's instructions. The proxies for the stockholders are John F. McHale and Francis S. Webster III.

         If a signed proxy card is returned and the stockholder has made no specifications with respect to voting matters, the shares will be voted FOR the election of the nominees for director, and at the discretion of the proxies on any other matter that may properly come before the Annual Meeting or any adjournment.

         The total outstanding capital stock of the Company as of the Record Date consisted of 60,617,647 shares of Common Stock. Each share of Common Stock is entitled to one vote.

         The enclosed proxy is solicited on behalf of the Board of Directors of the Company. The cost of soliciting proxies in the accompanying form will be paid by the Company. Officers of the Company may solicit proxies by mail, telephone or fax. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of Common Stock.

                    MATTERS TO BE BROUGHT BEFORE THE MEETING

Election of Directors

         Currently, there are ten members of the Board of Directors. Each director's term of office will expire at the Annual Meeting. The directors elected in 2001 will serve until the next annual meeting of the Stockholders or until their successors are elected and qualified. The election of directors will be decided by a plurality of the votes cast.

         The nominees for director are John F. McHale, Michael R. Corboy, Kevin
A. Denuccio, Grant A. Dove, David S. Lundeen, James M. Mansour, Steven G. Papermaster, Kent A. Savage, Francis S. Webster III and Paul S. Zito. Each nominee is presently a member of the Board of Directors. The Board of Directors believes that each nominee will be available and able to serve as a director. If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend, the Board of Directors may reduce the number of directors to eliminate the vacancy, or it may fill the vacancy at a later date after selecting an appropriate nominee. Information with respect to the nominees is set forth in the section of this Proxy Statement entitled "Management - Directors and Executive Officers."

            THE BOARD OF DIRECTORS URGES STOCKHOLDERS TO VOTE "FOR"
              EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of March 1, 2001, the beneficial ownership of each current director, each nominee for director, each executive officer included in the Summary Compensation Table, the directors and executive officers as a group, and each stockholder known to the Company to own beneficially more than five percent of the Company's Common Stock. Except as noted below, each named person has sole voting power and dispositive power with respect to the shares shown.

                                                                                Number of Shares         Percent of
                                                                                ----------------         ----------
Name and Address of Beneficial Owner (1)                                        of Common Stock          Class
----------------------------------------                                        ---------------          -----
John F. McHale (2).........................................................         17,514,095              28.9%

Michael R. Corboy (3)......................................................            438,301               *

Kevin A. Denuccio (4)......................................................            210,000               *

Grant A. Dove (5)..........................................................            120,000               *

David S. Lundeen (6).......................................................            155,000               *

James M. Mansour (7).......................................................          1,077,203               1.8%

Steven G. Papermaster (8)..................................................          1,027,284               1.7%

Kent A. Savage (9).........................................................          4,529,199               7.5%

Francis S. Webster III.....................................................                  -               *

Paul S. Zito (10)..........................................................          1,406,585               2.2%

Barbara A. Kaczynski (11)..................................................            137,500               *

Valerie Walden.............................................................                  -               *

Kenneth A. Kalinoski (12)..................................................          4,403,868               7.3%

Watershed Capital I, L.P...................................................          4,873,023               8.0%

All Executive Officers and Directors as a Group (12 persons)...............         26,435,167              43.6%

___________________________
*         Less than 1%.
(1) The address of Watershed Capital I, L.P. is 7000 Bee Caves Road, Suite 250, Austin, Texas 78746. The address of Kenneth A. Kalinoski is 4687 Rockcliff Road, Austin, Texas 75746. The address of each other beneficial owner is c/o Netpliance, Inc., 7501B N. Capital of Texas Highway, Austin, Texas 78731.
(2) Mr. McHale beneficially owns 17,514,095 shares of Common Stock. Mr. McHale's 17,514,095 shares include: (i) 17,198,375 shares held by Mr. McHale individually; and (ii) an aggregate of 315,720 shares held in trust for the benefit of family members of Mr. McHale. More detailed Information relating to Mr. McHale's beneficial ownership of our securities may be found in his Schedule 13D filed with the Securities Exchange Commission (the "SEC") on December 22, 2000 and subsequent amendments thereto.
(3) Includes 120,000 shares that may be acquired upon the exercise of options exercisable within the next 60 days.
(4) Includes 120,000 shares that may be acquired upon the exercise of options exercisable within the next 60 days.
(5) Includes 120,000 shares that may be acquired upon the exercise of options exercisable within the next 60 days.
(6) Mr. Lundeen beneficially owns 155,000 shares of Common Stock. Mr. Lundeen's 125,000 shares include: (i) 35,000 shares held by Mr. Lundeen directly and (ii) 120,000 shares that Mr. Lundeen may acquire upon the exercise of options exercisable within the next 60 days; and exclude 4,873,023 shares held directly by Watershed Capital I, L.P. with respect to which Mr. Lundeen disclaims beneficial ownership (Mr. Lundeen is a member of the general partner of the general partner of Watershed Capital I, L.P.). More detailed information relating to Mr. Lundeen's beneficial ownership of our securities may be found in his
          Schedule 13D filed with the SEC on December 22, 2000 and subsequent amendments thereto.
(7) Includes 957,203 shares held for the benefit of Mr. Mansour by JMM PHLP, Ltd. Also, includes 120,000 shares that may be acquired upon the exercise of options exercisable within the next 60 days.
(8) Includes 30,000 shares that may be acquired upon the exercise of options exercisable within the next 60 days.

(9) Mr. Savage beneficially owns 4,529,199 shares of Common Stock. Mr. Savage's 4,529,199 shares include: (i) 563,652 shares held by Mr. Savage individually: (ii) an aggregate of 90,000 shares held in trust for the benefit of family members of Mr. Savage; (iii) 3,725,547 shares held by Savage Interests L.P.; (iv) 150,000 shares that Mr. Savage may acquire upon the exercise of options exercisable within the next 60 days. More detailed information relating to Mr. Savage's beneficial ownership of our securities may be found in his Schedule 13D filed with the SEC on December 22, 2000 and subsequent amendments thereto.
(10) Includes 1,286,585 shares held for the benefit of Mr. Zito by Z Start I, L.P. Also, includes 120,000 shares that may be acquired upon the exercise of options exercisable within the next 60 days.
(11) These shares may be acquired upon the exercise of options exercisable within the next 60 days.
(12) Includes 4,163,868 shares held by Kalinoski, LTD for the benefit of Mr. Kalinoski and family members and 240,000 shares held by the two minor children of Mr. Kalinoski. More detailed information relating to Mr. Kalinoski's beneficial ownership of our securities may be found in his Schedule 13D filing, dated December 22, 2000 and subsequent amendments thereto.

                                  MANAGEMENT

Directors and Executive Officers

          The following table sets forth certain information about the current directors and executive officers of the Company.

Name                            Age              Position with Company
----                            ---              ---------------------

John F. McHale                  44          Chairman of the Board and Chief
                                            Executive Officer

Francis S. Webster III          55          President, Chief Operating Officer,
                                            Chief Financial Officer and Director

Michael R. Corboy               70          Director

Kevin A. Denuccio               41          Director

Grant A. Dove                   72          Director

David S. Lundeen                39          Director

James M. Mansour                41          Director

Steven G. Papermaster           42          Director

Kent A. Savage                  39          Director

Paul S. Zito                    45          Director

          John F. McHale was a co-founder of Netpliance and has served as our Chairman of the Board since our inception in January 1999. Mr. McHale became our Chief Executive Officer in May 2000. From January 1996 to April 1998, Mr. McHale served as President, Chief Executive Officer and Chairman of NetSpeed, Inc. Prior to that time, Mr. McHale was President, Chief Executive Officer and Chairman of NetWorth, Inc.

          Francis S. Webster III has served as our Chief Financial Officer since August 2000, as our Director since October 2000 and as our President and Chief Operating Officer since April 2001. From November 2000 to January 2001, Mr. Webster served as our Vice President of Netpliance IPG of the Office of the President. From December 1998 until December 1999, Mr. Webster served as Chief Financial Officer and Senior Vice President of Finance for Intelliquest Information Group, Inc. From April 1997 until November 1998, Mr. Webster served as Chief Financial Officer for Ross Technology, Inc. From January 1995 until March 1997, Mr. Webster served as President of Nirvana Systems.

         Michael R. Corboy has served as our Director since February 1999. Since January 1992, Mr. Corboy has served as President of Corboy Investment Company. Mr. Corboy also serves as a director of The Aquinas Funds, Inc.

         Kevin Denuccio has served as our Director since April 1999. He currently serves as Senior Vice President of Worldwide Service Provider Operations of Cisco Systems, Inc. From August 1995 to April 1999, Mr. Denuccio has served as Vice President of Sales of Cisco Systems, Inc. From July 1993 to July 1995, Mr. Denuccio served as President and Chief Executive Officer of Bell Atlantic Network Integration.

         Grant A. Dove has served as our Director since February 2000. Since January 1993, Mr. Dove has been Managing Partner of Technology Strategies & Alliances. He also serves as a director of Inet Technologies, Inc., Cooper Cameron Corporation, InterVoice Brite, Inc., and Intrusion.com, Inc.

         David S. Lundeen has served as our Director since October 1999. Since February 1999, Mr. Lundeen has been Managing General Partner of Watershed Capital. From June 1995 to August 1998, Mr. Lundeen served as Executive Vice President and Chief Financial Officer of BSG Corporation. From February 1990 to April 1995, Mr. Lundeen served as director of the Mergers and Acquisitions Group and President of the Technology Division of Blockbuster Entertainment Corporation. He also serves as a director of Perficient, Inc.

         James M. Mansour has served as our Director since February 1999. Since May 1998, Mr. Mansour has served as President of Telephone Management, Inc. From March 1991 to April 1998, he served as President of NationalTel, Inc. He also serves as a director of GT Group Telecom, Inc.

         Steven G. Papermaster has served as our Director since February 1999. Since May 1996, Mr. Papermaster has served as the Chairman of Powershift Group. From 1987 to 1997, he was Chief Executive Officer of BSG Corporation. Mr. Papermaster also serves as a director of Perficient, Inc. and Vignette Corporation.

         Kent A. Savage has served as our Director since our inception in January 1999. Mr. Savage served as our Chief Executive Officer from our inception until May 2000 and as our President from our inception until November 2000 when he began to serve as our Vice President of Sales and Marketing of the Office of President. Mr. Savage served as our Vice President of Sales and Marketing of the Office of President until March 2001. From April 1998 to December 1998, Mr. Savage served as Director and General Manager of Broadband Operations for Cisco Systems, Inc. From April 1996 to April 1998, Mr. Savage served as Vice President of Sales and Marketing for NetSpeed, Inc.

         Paul S. Zito has served as our Director since January 1999 and served as Secretary from February 1999 to November 1999. From April 1996 until April 1998 Mr. Zito served as Chief Operating Officer, Secretary, and Treasurer of NetSpeed, Inc. From 1993 to March 1996, Mr. Zito served as Chief Financial Officer and Director of NetWorth, Inc. He also serves as a director of Crossroads, Inc.

Meeting Attendance and Committees of the Board

         The Board of Directors held six meetings during 2000. Each member of the Board of Directors participated in at least 75% of all meeting of the Board of Directors and committees held during the period that he served as a director and/or committee member. The Board of Directors has established the Executive Committee, the Audit Committee, the Compensation Committee and the Corporate Governance Committee. The functions of these committees and their current members are described below.

         Executive Committee. The Executive Committee currently consists of John
F. McHale and Kent A. Savage. The Executive Committee, which met one time during 2000, has broad discretionary authority to take most actions that may be taken by the Board of Directors, including acting upon recommendations of other committees of the Board of Directors, declaring a dividend and authorizing the issuance of stock. Actions the Executive Committee is not authorized to take include amending our certificate of incorporation or bylaws, adopting an agreement of merger or consolidation or appointing members to committees of our Board of Directors.

         Audit Committee. The Audit Committee currently consists of David S. Lundeen, James M. Mansour and Paul S. Zito. The Audit Committee, which met four times during 2000, is responsible for monitoring the Company's internal accounting controls, recommending to the Board of Directors the selection of independent auditors, considering the range of audit fees and monitoring and reviewing the activities of the independent auditors. All members of the Audit Committee satisfy the independence requirements of the Nasdaq Stock Exchange in that the Board of Directors has determined that no member on the Audit Committee has a relationship with the Company that may interfere with the Audit Committee's independence from the Company and its management.

         Compensation Committee. The Compensation Committee currently consists of Michael R. Corboy and Paul S. Zito, both of whom are Non-Employee Directors in accordance with Rule 16b-3 of the Securities Exchange Act of 1934 and outside directors in accordance with Section 162(m) of the Internal Revenue Code of 1986. The Compensation Committee, which met four times during 2000, recommends salary amounts for the Company's chief executive officer and other executive officers and makes the final determination regarding bonus arrangements and awards of stock options to such persons.

         Corporate Governance Committee. The Corporate Governance Committee currently consists of David S. Lundeen, Steven G. Papermaster and John F. McHale. The Corporate Governance Committee, which was created in February 2001, reviews and makes recommendations to the Board of Directors regarding corporate governance matters, including making nominations for the election of directors to the Board of Directors.

Certain Relationships and Related Transactions

         In February 2000, we sold an aggregate of 82,969 shares of our Series E preferred stock to Watershed Capital I, L.P., one of our five percent stockholders, for an aggregate purchase price of $8,490,690.

         We loaned $97,298 to Kent Savage, our director, which he repaid in February 2000. The loan had an interest rate of seven percent per annum, was due and payable on January 18, 2004 and was secured by a pledge of 5,837,880 shares of the Company's Common Stock owned by Mr. Savage.

         We loaned $71,351 to Ken Kalinoski, one of our five percent stockholders, which he repaid in February 2000. The loan had an interest rate of seven percent per annum, was due and payable on January 18, 2004 and was secured by a pledge of 4,281, 060 shares of our common stock owned by Mr. Kalinoski.

         In June 1999 we entered into a sublease agreement with Powershift Ventures, LLC, which is owned by Steven G. Papermaster, a member of our Board of Directors. This sublease was for 30,000 square feet of office space in the office building known as Building A of Lakewood on the Park in Austin, Texas on substantially the same terms as between Powershift Ventures and Motorola, Inc., the landlord. The base rent under the sublease was $44, 625 per month. The sublease terminated in February of 2001 and we now have a lease directly with the landlord.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

         The following table sets forth certain information regarding compensation paid during each year since our inception in January, 1999 to each person serving as the Company's Chief Executive Officer and other of the Company's most highly compensated executive officers (based on total annual salary and bonus for 2000).

                                                         Annual Compensation
                                                         -------------------
                                                                                      Securities Underlying          All Other
                                                                                      ---------------------          ---------
Name and Principal Position               Year         Salary            Bonus              Options (#)           Compensation ($)
---------------------------               ----         ------            -----              -----------           ----------------
John F. McHale (1)................        2000            -                -                     -                      -
Chief Executive Officer                   1999            -                -                     -                      -

Kent A. Savage....................        2000         227,742           17,916               300,000                   -
Vice President of Sales and               1999         176,154           21,095                  -                      -
Marketing of the Office of the
President (2)

Francis S. Webster III............        2000          77,019            7,139               850,000                 300,000 (4)
Chief Financial Officer (3)               1999            -                -                     -                      -

Barbara A. Kaczynski..............        2000         151,438           21,178               687,499                   -
Chief Financial Officer (5)               1999            -                -                     -                      -

Valerie Walden....................        2000         112,500           58,987               650,000                   -
Vice President of Netpliance.net of       1999            -                -                     -                      -
the Office of the President (6)

________________

(1) Mr. McHale received no compensation for his services as Chairman of the Board and Chief Executive Officer of the Company in 1999 or 2000. On April 1, 2001, Mr. McHale began receiving a salary of $150,000 per annum as compensation for his services to the Company.
(2) Mr. Savage served as Chief Executive Officer of the Company until May 2000 as President until November 2000 and as Vice President of Sales and Marketing of the Office of the President thereafter until March 2001.
(3)   Mr. Webster joined the Company in August 2000 as Chief Financial Officer.
(4)   Received by Mr. Webster as a signing bonus.
(5) Ms. Kaczynski served as the Company's Chief Financial Officer from February 2000 to August 2000.
(6) Ms. Walden served as the Company's Chief Operating Officer from July 2000 to November 2000 and as Vice President of Netpliance.net of the Office of the President until January 2001.

Option Grants During 2000

         The following table sets forth certain information concerning options to purchase Common Stock granted in 2000 to the individuals named in the Summary Compensation Table.

                                                          Individual Grants
                                    -----------------------------------------------------------------
                                                       % of Total                                        Potential Realizable
                                     Number of           Options                                           Value at Assumed
                                    Securities         Granted to                                           Annual Rates of
                                    Underlying        Employees in      Exercise or     Expiration     Stock Price Appreciation
Name                                 Options             2000         Base Price ($)       Date           for Option Term (1)
----                               -----------        ------------    --------------    ----------     ------------------------
                                                                                                          5% ($)       10% ($)
                                                                                                       -----------   ----------
John F. McHale..............            -                  -                -               -               -            -

Kent A. Savage (2)..........        300,000  (3)          5.0             6.670           2/3/10        1,258,418    3,189,079

Francis S. Webster III......        800,000  (4)         13.5             5.250          8/28/10        2,641,357    6,693,718
                                     50,000  (5)          0.8             1.840          10/9/10           57,858      146,624

Barbara Kaczynski (2).......        549,999  (9)          9.3             10.00            (9)          3,458,914    8,765,568
                                    137,500 (10)          2.3              5.75          8/19/01          497,220    1,260,053

Valerie Walden (2)..........        600,000 (11)          1.0             5.125          6/26/10        1,933,851    4,900,758
                                     50,000 (12)          0.8             1.840          10/9/10           57,858      146,624

 ________________

(1) The amounts in these columns are the result of calculations at the 5% and 10% rates set by the SEC and are and are not intended to forecast possible future appreciation, if any, of our stock price.
(2) No longer employed by the Company but served as an executive officer during the year 2000.
(3)   Vests over 4 year period - 25% per year beginning 2/3/00.
(4)   Vests over 4 year period - 25% per year beginning 8/28/00.
(5)   Vests over 4 year period - 25% per year beginning 10/9/00.
(6)   Vests over 4 year period - 25% per year beginning 1/26/00.
(7)   Vests over 4 year period - 25% per year beginning 2/10/00.
(8)   Vests over 4 year period - 25% per year beginning 10/9/00.
(9) This option expired when Ms. Kaczynski ceased to be employed by the Company in August 2000.
(10)  This option is fully vested.
(11)  Vests over 4 year period - 25% per year beginning 6/26/00.
(12)  Vests over 4 year period - 25% per year beginning 10/9/00.

Year-End Option Values

         The following table sets forth certain information concerning unexercised options held at December 31, 2000 by the individuals named in the Summary Compensation Table, none of which, as of the end of the 2000 fiscal year, were in-the-money. No options have been exercised by the individuals named in the Summary Compensation Table. The Company does not have any SARS outstanding.

                                                                         Number of Securities
                                                                        Underlying Unexercised
                                                                              Options at
                                                                          Fiscal Year End (#)
                                                   --------------------------------------------------------------
                      Name                                    Exercisable                    Unexercisable
----------------------------------------------     ------------------------------     ---------------------------
John F. McHale................................                   -                                  -

Kent A. Savage (1)............................                   -                               300,000

Francis S. Webster III........................                   -                               850,000

Barbara A. Kaczynski (1)......................                137,500                               -

Valerie Walden (1)............................                   -                               650,000

_____________________

(1) No longer employed by the Company but served as an executive officer during the year 2000.

Employment Agreements

         Under a two-year employment agreement dated February 1, 1999, Kent A. Savage became Chief Executive Officer and President of Netpliance at a base salary of no less than $195,000. Mr. Savage was eligible for an annual discretionary bonus of up to $40,000. In addition, Mr. Savage also agreed not to compete with Netpliance and not to solicit our customers or employees for 18 months following the termination of his employment with limited exceptions. The Company's employment agreement with Mr. Savage was terminated in March 2001.

         Under a two-year employment agreement dated August 22, 2000, Francis S. Webster III became our Chief Financial Officer at a base salary of $225,000. Mr. Webster is eligible for an annual discretionary bonus of up to $125,000. Mr. Webster may terminate the employment agreement for any reason upon 30 days notice to the Company. If Mr. Webster's employment is terminated for any reason other than failure to perform his duties or misconduct, then the Company is obligated to pay Mr. Webster, in a lump sum, an amount equal to the lesser of one-half Mr. Webster's base annual salary or his base annual salary divided by the number of months remaining in the initial two year period of the employment agreement. In addition, Mr. Webster agreed to assign any intellectual property he makes or conceives during the term of his employment to the Company, and he agreed not to compete with the Company or to solicit its customers or employees for 18 months after the termination of his employment, with limited exceptions.

Compensation of Directors

         Directors who are not employees or otherwise affiliates of the Company are granted 30,000 options to purchase Common Stock at fair market value on the first trading day of the year in which they serve, and are reimbursed for certain out-of-pocket expenses incurred in connection with their duties as members of the Board of Directors. Directors who are employees or are otherwise affiliates of the Company do not receive any compensation for acting as directors. During 2000, each non-employee director received director's fees only in the form of options to purchase 30,000 shares of Common Stock.

Report of the Compensation Committee on Executive Compensation

         The Compensation Committee of the Board of Directors is responsible for recommending to the full Board of Directors salary amounts for the Company's Chief Executive Officer and other executive officers and making the final determination regarding bonus arrangements and awards of stock options to such persons.

         Compensation to executives is designed to attract and retain superior talent, to motivate the performance of executives in support of the achievement of the Company's strategic financial and operating performance objectives, and to reward performance that meets this standard. The Company is engaged in highly competitive businesses and must attract and retain qualified executives in order to be successful. In 2000, executive compensation comprised the following elements:

                  Base Salary. The base salary for the executive officers of the Company was determined after review of publicly available information concerning the base salaries of executives with similar responsibilities in companies engaged in businesses similar to the Company's core businesses and the responsibilities of each executive officer.

                  Annual Incentive Compensation. Quarterly cash bonuses are designed to motivate the executive officers to achieve specific annual financial and other goals based on the strategic financial and operating performance objectives of the Company overall, as well as each core business.

                  Stock Option and Restricted Stock Plan. The Company's Amended and Restated 1999 Stock Option and Restricted Stock Plan forms the basis of the Company's long-term incentive plan for executives. The Compensation Committee believes that a significant portion of executive compensation should be dependent on value created for the stockholders. In 2000, options were granted at fair market value on the date of grant and generally become exercisable in installments over four years from such date if the option holder is still employed. In selecting recipients for option grants and in determining the size of such grants, the Compensation Committee considered various factors including the overall performance of the Company and the recipient.

         Executives also receive benefits typically offered to executives by companies engaged in businesses similar to the Company's core businesses and various benefits generally available to employees of the Company (such as health insurance).

         It is the Company's policy to qualify compensation paid to executive officers for deductibility under applicable provisions of the Code, including
Section 162(m). However, the Company may determine from time to time to pay compensation to its executive officers that may not be deductible.

         In making its decisions, the Compensation Committee takes into account, primarily on a subjective basis, factors relevant to the specific compensation component being considered, including compensation paid by other companies of comparable size in businesses similar to the Company's business, the generation of income and cash flow by the Company, the attainment of annual individual and business objectives and an assessment of business performance against companies of comparable size in businesses similar to the Company, the executive officer's level of responsibility and the contributions the Company expects the executive to make in support of the Company's strategies.

         2000 Compensation of Chief Executive Officer. Since May 2000 the position of Chief Executive Officer has been held by John F. McHale. Prior to April 1 of this year, Mr. McHale did not accept cash or non-cash compensation for his role at the Company. Effective April 1, 2001, Mr. McHale began receiving a salary of $150,000 per year. Prior to May 2000, Kent A. Savage held the position of Chief Executive Officer. For the year 2000, Mr. Savage's base salary was determined pursuant to the terms of his employment agreement with the Company. Mr. Savage's cash bonuses were tied to the achievement of specific corporate goals. He also received, under the Company's 1999 Stock Option and Restricted Stock plan, an option to purchase 300,000 shares of our Common Stock. When granting Mr. Savage's option the Committee took into consideration Mr. Savage's attainment of certain goals set by the Board of Directors.

                            COMPENSATION COMMITTEE

         Michael R. Corboy                                       Paul S. Zito

Compensation Committee Interlocks and Insider Participation

         During the fiscal year ending December 31, 2000, none of the Company's executive officers served on the board of any entities whose directors or officers serve on the Company's Compensation Committee. Except for Mr. Zito's prior service as Secretary of the Company, none of the members of the committee is currently or has been an officer or employee of the Company.

                           REPORT OF AUDIT COMMITTEE

         On February 3, 2000 the Board of Directors adopted the Charter of the Audit Committee of the Board of Directors, a copy of which is attached to this Proxy Statement as Appendix A. Management is responsible for the Company's internal controls and financial reporting process. The Company's independent auditors are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee is responsible for monitoring and overseeing these processes. This report discusses certain actions the Audit Committee took during 2000 in connection with those responsibilities.

         In this context, the Audit Committee reviewed the audited financial statements and met and held discussions with management and KMPG LLP, the Company's independent auditors. Management represented to the Audit Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, which includes among other items, matters related to the conduct of the audit of the Company's financial statements.

         The independent auditors also provided the Audit Committee with written disclosures and the letter required by Independence Standards Board Standard No. 1, which relates to the auditor's independence from the Company and its related entities, and the Audit Committee discussed with the independent auditors their independence.

         Based on discussions with management and the independent auditors, as well as the Audit Committee's review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the SEC.

         The Audit Committee has recommended to the Board of Directors, and the Board of Directors has selected, KPMG LLP as the Company's independent certified public accountants to make the annual audit and to report on, as may be required, the financial statements which may be filed by the Company with the SEC.

                                AUDIT COMMITTEE

      David S. Lundeen          James M. Mansour                Paul S. Zito

Comparison of Stockholder Returns

         The following graph compares the cumulative total return of the Company's Common Stock during the period from March 17, 2000, the date of our initial public offering, to December 31, 2000 with the S&P 500 Index and a published Industry Peer Group Index consisting of 253 Internet software and services companies published by Media General Financial Services.

         The graph depicts the results of investing $100 in the Company's Common Stock, the S&P 500 Index and in the Internet software and services peer group at closing prices on March 17, 2000. It assumes that all dividends were reinvested.

                           TOTAL STOCKHOLDER RETURNS

                        COMPARE CUMULATIVE TOTAL RETURN
                            AMONG NETPLIANCE INC.,
                       S&P 500 INDEX AND MG GROUP INDEX


                       [Performance Graph Appears Here]


              NETPLIANCE INC. MG GROUP INDEX S&P COMPOSITE INDEX
 3/17/00              100                 100                100
 3/31/00            65.72                 100                100
 6/30/00            41.36               62.71              97.34
 9/29/00              6.8               56.29               96.4
12/29/00             2.41               24.27              88.86

                             INDEPENDENT AUDITORS

         KPMG LLP, independent certified public accountants, has been selected by the Board of Directors as the Company's independent auditor for the year 2001. Representatives of KPMG LLP, who were also the Company's independent auditors for the year 2000, are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Fees

         The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year, were $115,000, all of which were attributable to KPMG LLP.

Financial Information Systems Design and Implementation Fees

         KPMG LLP did not render professional services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

All Other Fees

         The aggregate fees billed by KPMG LLP for services rendered to the Company, other than the services described above under "Audit Fees" for the fiscal year ended December 31, 2000, were $319,000. The vast majority of these fees relate to the Company's initial public offering, and the rest relate to the Company's registration statement covering shares of Common Stock to be issued under the Company's Stock Option and Restricted Stock Plan on Form S-8, and tax activities in support of the Company.

         The Audit Committee believes that the foregoing expenditures are compatible with maintaining the independence of our principal auditors.

                                 OTHER MATTERS

         The Board of Directors is not aware of any matter to be presented for action at the meeting other than the matters set forth herein. Should any other matter requiring a vote of stockholders properly arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their best judgment in the interest of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers, and persons who own more than ten percent of the Company's Common Stock to file reports concerning their ownership of the Company's equity securities. To the Company's knowledge, based upon the reports filed and certain written representations made to the Company, during the fiscal year ended December 31, 2000, none of its directors and executive officers failed to file on a timely basis reports required by Section 16(a).

Deadlines for Submission of Stockholder Proposals

         There are two different deadlines for the submission of stockholder proposals. Stockholder proposals which are being submitted for inclusion in the Company's proxy statement and form of proxy for the next annual meeting must be received by the Company at its principal executive offices on or before December 24, 2001. Such proposals must be in full compliance with applicable laws, including Rule 14a-8 of the Securities Exchange Act of 1934, as amended.

         Under the Company's bylaws, stockholder proposals being submitted other than for inclusion in the Company's proxy statement and form of proxy for the Company's next annual meeting must be received by the Company at its principal executive offices no earlier than 120 days prior to the 2002 annual meeting and no later than 90 days prior to the 2002 annual meeting. If the Company does not provide at least 70 days advance notice or public disclosure of the 2002 annual meeting date, then the deadline will be extended to the 10th day following the date upon which the Company provides notice or public disclosure of the 2002 annual meeting date. The Company will have the right to exercise its discretionary voting authority with respect to an untimely proposal, if presented at the meeting, without including information regarding such proposal in its proxy materials. Such proposals when submitted must be in full compliance with applicable law and the Company's bylaws.

                             FINANCIAL STATEMENTS

         A copy of the Company's 2000 Annual Report containing audited financial statements accompanies this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material.

                                      By Order of the Board of Directors

                                      /s/ John F. McHale

                                      John F. McHale
                                      Chairman of the Board and Chief Executive
                                      Officer
April 24, 2001

APPENDIX A
----------

                               NETPLIANCE, INC.

--------------------------------------------------------------------------------

                                AUDIT COMMITTEE
                                    OF THE
                              BOARD OF DIRECTORS

                                    CHARTER

         This Charter of the Audit Committee of the Board of Directors of Netpliance, Inc. (the "Corporation") was adopted and approved by the Corporation's Board of Directors on February 3, 2000.

I.       PURPOSE

         The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

         . Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

         . Review and appraise the audit efforts of the Corporation's independent accountants.

         . Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV. of this Charter.

II.      COMPOSITION

         The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. Examples of such relationships are described in Exhibit A hereto. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

         The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successor shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.     MEETINGS

         The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation's financials consistent with IV.4 below.

IV.      RESPONSIBILITIES AND DUTIES

         To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review
------------------------

1. Review and update this Charter periodically, at least annually, as conditions dictate.

2. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

3. Review the regular internal reports to management prepared by the finance department and management's response.

4. Review with financial management and the independent accountants the 10-K prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants
-----------------------

5. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountant's independence.

6. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

7. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

Financial Reporting Processes
-----------------------------

8. In consultation with the independent accountants, review the integrity of the organization's financial reporting processes, both internal and external.

9. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

10. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants or management.

Process Improvement
-------------------

11. Establish regular and separate systems of reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

12. Following completion of the annual audit, review separately with management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

13. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

14. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

Ethical and Legal Compliance
----------------------------

15. Establish, review and update periodically Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

16. Review management's monitoring of the Corporation's compliance with the organization's Ethical Code, and ensure that management has the proper review system in place to ensure that Corporation's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

17. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

19. Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

20. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                                   EXHIBIT A
                                   ---------

         Members of the audit committee shall be considered independent if they have no relationship to the corporation that may interfere with the exercise of their independence from management and the corporation. Examples of such relationships include:

         . a director being employed by the corporation or any of its affiliates for the current year or any of the past five years;

         . a director accepting any compensation from the corporation or any of its affiliates other than compensation for board service or benefits under a tax-qualified retirement plan;

         . a director being a member of the immediate family of an individual who is, or has been in any of the past five years, employed by the corporation or any of its affiliates as an executive officer;

         . a director being a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the corporation made, or from which the corporation received, payments that are or have been significant to the corporation or business organization in any of the past five years;

         . a director being employed as an executive of another company where any of the corporation's executives serves on that company's compensation committee.

         A director who has one or more of these relationships may be appointed to the audit committee, if the Board, under exceptional and limited circumstances, determines that membership on the committee by the individual is required for the best interests of the corporation and its shareholders, and the board discloses, in the next annual proxy statements subsequent to such determination, the nature of the relationship and the reasons for that determination.

                               NETPLIANCE, INC.

        BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                       AT 8:00 A.M., FRIDAY, MAY 18, 2001
                       7501B N. CAPITAL OF TEXAS HIGHWAY
                              AUSTIN, TEXAS 78731

     The undersigned stockholder of Netpliance, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement each dated April 24, 2001 and hereby appoints John F. McHale and Francis S. Webster III as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company at 7501B N. Capital of Texas Highway, Austin, Texas 78731 on May 18, 2001 at 8:00 a.m. local time, and at any adjournment or adjournments thereof, and to vote all shares of Common stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth in the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement, and in their discretion upon any other business that may properly come before the meeting or any adjournment or adjournments thereof;

               (Continued and to be signed on the reverse side)

--------------------------------------------------------------------------------
                            .FOLD AND DETACH HERE.

                                                                                                              Please mark   [X]
                                                                                                              your votes as
                                                                                                              indicated in
                                                                                                              this example

(1) To elect directors to serve until the Annual Meeting of Stockholders for the year 2002 or until their successors are duly elected and qualified.

  FOR all nominees            WITHHOLD            If you wish to withhold authority to vote for any individual nominee, strike a
   listed at right            AUTHORITY           line through that nominee's name in the list below.
(except as indicated  to vote for all nominees
   to the contrary)       listed at right         Nominees: John F. McHale, Michael R Corboy, Kevin A. Denuccio, Grant A. Dove,
        [_]                     [_]               David S. Lundeen, James M. Mansour, Steven G Papermaster, Kent A Savage,
                                                  Francis S. Webster III and Paul S. Zilo.

(2) To transact such other business as may properly come before     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
the meeting or any adjournment or adjournments thereof.             THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO CONTRARY
       FOR         AGAINST         ABSTAIN                          DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF
       [_]           [_]             [_]                            DIRECTORS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER
                                                                    MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
                                                                    STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS MAY
                                                                    VOTE IN PERSON EVEN THOUGH THEY PREVIOUSLY MAILED THIS PROXY.

                                                                             ________    Dated:______________________________, 2001

                                                                                         __________________________________________
                                                                                         Signature

                                                                                         __________________________________________
                                                                                         Signature

                                                                                         (This Proxy should be marked, dated and
                                                                                         signed by the stockholders(s) exactly as
                                                                                         his or her name appears hereon and returned
                                                                                         promptly in the enclose envelope.
                                                                                         Persons signing in a fiduciary capacity
                                                                                         should so indicated. If shares are held
                                                                                         joint tenants or as community property,
                                                                                         both should sign.)

------------------------------------------------------------------------------------------------------------------------------------
                                                      .FOLD AND DETACH HERE.
